                                 AMENDED AND RESTATED SERVICE PLAN AND AGREEMENT

                                                        with

                                         OppenheimerFunds Distributor, Inc.

                                               For Class A Shares of

                                           Oppenheimer Main Street Fund(R)
                                  A series of Oppenheimer Main Street Funds, Inc.

This Amended and Restated  SERVICE PLAN AND AGREEMENT  (the "Plan") is dated as of the 26th day of April,  2004, by and between  Oppenheimer Main Street Funds, Inc. on behalf of its series  Oppenheimer Main Street Fund (the "Fund")
and OppenheimerFunds Distributor, Inc. (the "Distributor").

1.       The Plan.  This Plan is the Fund's  written  service  plan for its Class A Shares  described in the Fund's registration  statement as of the date this Plan takes effect,  contemplated by and to comply with Rule 2830 of the
Conduct Rules of the NASD,  pursuant to which the Fund will  reimburse the  Distributor  for a portion of its costs incurred in connection with the personal  service and maintenance of shareholder  accounts  ("Accounts")  that hold
Class A Shares (the  "Shares") of the Fund.  The Fund may be deemed to be acting as  distributor  of  securities of which it is the  issuer,  pursuant  to Rule  12b-1  under the  Investment  Company  Act of 1940 (the  "1940  Act"),
according  to the  terms of this  Plan.  The  Distributor  is  authorized  under the Plan to pay  "Recipients,"  as hereinafter  defined,  for rendering services and for the maintenance of Accounts.  Such Recipients are intended to have certain rights as third-party beneficiaries under this Plan.

2.       Definitions.  As used in this Plan, the following terms shall have the following meanings:

         (a)      "Recipient"  shall mean any broker,  dealer,  bank or other  institution  which: (i) has rendered services in  connection  with the personal  service and  maintenance  of Accounts;  (ii) shall furnish the
         Distributor (on behalf of the Fund) with such information as the Distributor  shall reasonably  request to answer  such  questions  as may  arise  concerning  such  service;  and  (iii)  has been  selected  by the
         Distributor to receive payments under the Plan.  Notwithstanding  the foregoing,  a majority of the Fund's
         Board of Directors  (the  "Board") who are not  "interested  persons" (as defined in the 1940 Act) and who have no  direct  or  indirect  financial  interest  in the  operation  of this  Plan or in any  agreements relating  to this  Plan (the  "Independent  Directors")  may  remove  any  broker,  dealer,  bank or other institution  as a Recipient,  whereupon  such entity's  rights as a third-party  beneficiary  hereof shall terminate.

         (b)      "Qualified  Holdings"  shall mean,  as to any  Recipient,  all Shares  owned  beneficially  or of record by: (i) such  Recipient,  or (ii) such  brokerage or other  customers,  or  investment  advisory or other clients of such  Recipient  and/or  accounts as to which such  Recipient is a fiduciary or custodian or co-fiduciary or co-custodian  (collectively,  the  "Customers"),  but in no event shall any such Shares be deemed  owned by more than one  Recipient  for  purposes of this Plan.  In the event that two  entities would otherwise  qualify as Recipients as to the same Shares,  the Recipient which is the dealer of record on the Fund's books shall be deemed the Recipient as to such Shares for purposes of this Plan.

3.       Payments.

         (a)      Under the Plan, the Fund will make payments to the  Distributor,  within  forty-five (45) days of the end of each  calendar  quarter,  in the amount of the  lesser of: (i) 0.25% on an annual  basis of the average  during the calendar  quarter of the aggregate  net asset value of the Shares,  computed as of the close of each business day, or (ii) the  Distributor's  actual expenses under the Plan for that quarter of the type  approved by the Board.  Notwithstanding  the  foregoing,  the Fund will not make payments to the
         Distributor in excess of the amount the  Distributor  pays to Recipients.  The  Distributor  will use such fee  received  from the Fund in its entirety to reimburse  itself for payments to  Recipients  and for its other  expenditures  and costs of the type approved by the Board incurred in connection  with the personal service  and  maintenance  of  Accounts  including,  but not limited  to, the  services  described  in the following  paragraph.  The Distributor  may make Plan payments to any  "affiliated  person" (as defined in the 1940 Act) of the Distributor if such affiliated person qualifies as a Recipient.

                  The services to be rendered by the  Distributor  and  Recipients in connection  with the personal service  and the  maintenance  of  Accounts  may  include,  but shall not be limited  to,  the  following:
         answering routine inquiries from the Recipient's  customers  concerning the Fund, providing such customers with  information  on their  investment  in Shares,  assisting in the  establishment  and  maintenance  of accounts or  sub-accounts in the Fund,  making the Fund's  investment  plans and dividend  payment options available,  and providing such other  information  and customer  liaison  services and the  maintenance of
         Accounts as the  Distributor or the Fund may reasonably  request.  It may be presumed that a Recipient has provided  services  qualifying for compensation  under the Plan if it has Qualified  Holdings of Shares to entitle it to  payments  under the Plan.  In the event that  either the  Distributor  or the Board  should have reason to believe  that,  notwithstanding  the level of Qualified  Holdings,  a Recipient  may not be rendering  appropriate  services,  then the  Distributor,  at the request of the Board,  shall require the
         Recipient  to provide a written  report or other  information  to verify that said  Recipient is providing appropriate  services in this regard. If the Distributor  still is not satisfied,  it may take appropriate steps to terminate the  Recipient's  status as such under the Plan,  whereupon  such entity's  rights as a third-party beneficiary hereunder shall terminate.

                  Payments  received  by the  Distributor  from the Fund under the Plan will not be used to pay any interest  expense,  carrying  charges  or  other  financial  costs,  or  allocation  of  overhead  by  the
         Distributor,  or for any other  purpose  other  than for the  payments  described  in this  Section 3. The amount payable to the Distributor each quarter will be reduced to the extent that  reimbursement  payments otherwise  permissible  under  the Plan  have not been  authorized  by the  Board  for that  quarter.  Any unreimbursed expenses incurred for any quarter by the Distributor may not be recovered in later periods.

(b)      The Distributor  shall make payments to any Recipient  quarterly,  within  forty-five (45) days of the end of each  calendar  quarter,  at a rate not to exceed  0.25% on an annual  basis of the average  during the calendar  quarter  of the  aggregate  net  asset  value of the  Shares  computed  as of the  close of each business  day,  of  Qualified  Holdings  owned  beneficially  or of  record  by  the  Recipient  or by its
         Customers.  However,  no such  payments  shall be made to any  Recipient for any such quarter in which its
         Qualified  Holdings  do not equal or exceed,  at the end of such  quarter,  the minimum  amount  ("Minimum
         Qualified Holdings"), if any, to be set from time to time by a majority of the Independent Directors.

                  Alternatively,  the  Distributor  may,  at its  sole  option,  make  the  following  service  fee payments to any Recipient  quarterly,  within  forty-five  (45) days of the end of each calendar  quarter:
         (A)  "Advance  Service Fee  Payments"  at a rate not to exceed  0.25% of the average  during the  calendar quarter of the aggregate  net asset value of Shares,  computed as of the close of business on the day such
         Shares are sold,  constituting  Qualified  Holdings,  sold by the Recipient  during that quarter and owned beneficially  or of record by the Recipient or by its  Customers,  plus (B) service fee payments at a rate not to exceed 0.25% on an annual basis of the average  during the calendar  quarter of the  aggregate  net asset value of Shares,  computed as of the close of each business  day,  constituting  Qualified  Holdings owned  beneficially  or of record by the  Recipient or by its  Customers for a period of more than one (1)
         year.  At the  Distributor's  sole  option,  Advance  Service  Fee  Payments  may be made more  often than quarterly,  and sooner than the end of the calendar  quarter.  In the event Shares are redeemed  less than one year  after the date  such  Shares  were  sold,  the  Recipient  is  obligated  to and will  repay the
         Distributor on demand a pro rata portion of such Advance  Service Fee Payments,  based on the ratio of the time such Shares were held to one (1) year.

                  A  majority  of the  Independent  Directors  may at any  time or from  time to time  increase  or decrease and thereafter  adjust the rate of fees to be paid to the  Distributor  or to any Recipient,  but not to exceed the rate set forth  above,  and/or  increase or decrease  the number of shares  constituting
         Minimum  Qualified  Holdings.  The  Distributor  shall  notify all  Recipients  of the  Minimum  Qualified
         Holdings and the rate of payments  hereunder  applicable to  Recipients,  and shall provide each Recipient with  written  notice  within  thirty (30) days after any change in these  provisions.  Inclusion  of such provisions or a change in such  provisions in a revised current  prospectus  shall  constitute  sufficient notice.

         (c)      Under the Plan, payments may be made to Recipients:  (i) by  OppenheimerFunds,  Inc. ("OFI") from its own  resources  (which may include  profits  derived from the advisory fee it receives from the Fund), or (ii) by the Distributor (a subsidiary of OFI), from its own resources.

4.       Selection and  Nomination  of Directors.  While this Plan is in effect,  the selection or  replacement  of
Independent  Directors  and the  nomination  of those  persons to be Directors of the Fund who are not  "interested persons" of the Fund shall be  committed to the  discretion  of the  Independent  Directors.  Nothing  herein shall prevent the  Independent  Directors  from  soliciting  the views or the  involvement of others in such selection or nomination if the final  decision on any such  selection and  nomination is approved by a majority of the incumbent
Independent Directors.

5.       Reports.  While this Plan is in effect,  the  Treasurer  of the Fund shall  provide at least  quarterly  a written  report to the Fund's Board for its review,  detailing  the  aggregate  amount of payments made pursuant to this Plan and the purposes for which the payments  were made.  The report  shall state  whether all  provisions  of
Section 3 of this Plan have been complied with.  The  Distributor  shall  annually  certify to the Board the amount of its total  expenses  incurred  that year with respect to the  personal  service and  maintenance  of Accounts in conjunction with the Board's annual review of the continuation of the Plan.

..       Related  Agreements.  Any agreement  related to this Plan shall be in writing and shall provide that:  (i)
such  agreement  may be  terminated  at any time,  without  payment of any  penalty,  by vote of a majority  of the
Independent  Directors  or by a vote of the  holders  of a  "majority"  (as  defined in the 1940 Act) of the Fund's outstanding  voting  securities of the Class,  on not more than sixty days written notice to any other party to the agreement;  (ii) such agreement shall  automatically  terminate in the event of its "assignment" (as defined in the
1940 Act);  (iii) it shall go into effect when approved by a vote of the Board and its  Independent  Directors cast in person at a meeting called for the purpose of voting on such  agreement;  and (iv) it shall,  unless  terminated as  herein  provided,  continue  in  effect  from year to year  only so long as such  continuance  is  specifically approved at least  annually by the Board and its  Independent  Directors cast in person at a meeting called for the purpose of voting on such continuance.

7.       Effectiveness,  Continuation,  Termination  and  Amendment.  This Plan has been  approved by a vote of the
Independent  Directors  cast in person at a meeting  called  on April 26,  2004 for the  purpose  of voting on this
Plan.  Unless  terminated  as  hereinafter  provided,  it shall  continue in effect  until  renewed by the Board in accordance with the Rule and thereafter  from year to year thereafter or as the Board may otherwise  determine only so long as such continuance is specifically  approved at least annually by the Board and its Independent  Directors by a vote cast in person  at a meeting  called  for the  purpose  of voting on such  continuance.  This Plan may be terminated  at any time by vote of a  majority  of the  Independent  Directors  or by the vote of the  holders of a
"majority"  (as  defined in the 1940 Act) of the Fund's  outstanding  voting  securities  of Class A. This Plan may not be  amended  to  increase  materially  the  amount  of  payments  to be made  without  approval  of the Class A
Shareholders,  in the manner described  above, and all material  amendments must be approved by a vote of the Board and of the Independent Directors.

                                            Oppenheimer Main Street Funds, Inc.,
                                              On behalf of its series,
                                            Oppenheimer Main Street Fund

                                             By:    ___________________________
                                                    Robert G. Zack
                                                    Vice President and Secretary

                                             OppenheimerFunds Distributor, Inc.

                                             By:    _____________________
                                                    James H. Ruff
                                                    President